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                                                                    Exhibit 3.22

                            ARTICLES OF INCORPORATION

                                       OF

                              KVVV TELEVISION, INC.

                                      Name

            One: The name of the corporation is KVVV Television, Inc.

                                     Purpose

            Two: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                Agent for Service

            Three: The name and address of the corporation's initial agent for service of process are:

                               Lenard D. Liberman
                            5724 Hollywood Boulevard
                           Hollywood, California 90028

                                Authorized Shares

            Four: The total number of shares of all classes of stock which the corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, par value $.01 per share.

                      Limitation on Liability of Directors
                        and Authority to Indemnify Agents

            Five: The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

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            The undersigned declares that the undersigned has executed these
Articles of Incorporation and that this instrument is the act and deed of the undersigned.

DATED: August 31, 1998                                    /s/ Regina Braman
                                                       ------------------------
                                                       Regina Braman

                                       2

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             KVVV TELEVISION, INC.,
                            a California corporation

         The undersigned hereby certifies that:

         1. She is the sole Incorporator of KVVV Television, Inc., a California corporation.

         2. Article One of the Articles of Incorporation of this corporation is amended to read as follows:

               "One: The name of the corporation is Island Studios, Inc."

         3. No directors were named in the original Articles of Incorporation and none have been elected.

         4. No shares have been issued.

         The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true of her own knowledge.


Dated: December 23, 1998



                                                 /s/ Regina Braman
                                                 -------------------------------
                                                 Regina Braman
                                                 Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              ISLAND STUDIOS, INC.,
                            a California corporation

        Jose Liberman and Lenard D. Liberman certify that:

        1. They are the duly elected and acting President and Secretary, respectively, of Island Studios, Inc., a California corporation.

        2. Article One of the Articles of Incorporation of the corporation shall be amended in its entirety to read as follows:

             "One: The name of the corporation is Empire Burbank Studios, Inc."

        3. The foregoing amendment has been approved by the Board of Directors of the corporation.

        4. The foregoing amendment was approved by the required vote of the shareholders of the corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled 100% of the outstanding shares.

        IN WITNESS WHEREOF, the undersigned executed this Certificate on March 10, 1999.


                                              /s/ Jose Liberman
                                           ---------------------------------
                                           Jose Liberman
                                           President


                                              /s/ Lenard D. Liberman
                                           ----------------------------------
                                           Lenard D. Liberman
                                           Secretary

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        The undersigned, Jose Liberman and Lenard D. Liberman, the President and
Secretary, respectively, of Island Studios, Inc., a California corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate of Amendment are true of his own knowledge.

        Executed at Hollywood, California on March 10, 1999.



                                              /s/ Jose Liberman
                                           ---------------------------------
                                           Jose Liberman
                                           President


                                              /s/ Lenard D. Liberman
                                           ----------------------------------
                                           Lenard D. Liberman
                                           Secretary